UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2025

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2025, the Board of Directors (the “Board”) of Bitmine Immersion Technologies, Inc. (the “Company”) appointed Mr. David E. Sharbutt to serve as a director on the Board. On August 25, 2025, Mr. Sharbutt accepted the appointment to serve on the Board, and on August 27, 2025, Mr. Sharbutt executed an offer letter with the Company pursuant to which he will serve as a director (the “Offer Letter”). Mr. Sharbutt will serve as an independent director until the Company’s next annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board expects to appoint Mr. Sharbutt to one or more of its committees, with such committee assignment(s) to be determined at a later date.

Mr. Sharbutt, age 76, is a former business executive, who most recently served as CEO and Chairman of Alamosa Holdings, Inc., a provider of wireless communications services, which was acquired by Sprint Nextel Corporation in February 2006. Mr. Sharbutt had been Alamosa’s Chairman and a director since the company was founded in July 1998 and was named CEO in October 1999. Before joining Alamosa, Mr. Sharbutt was President and CEO of Hicks & Ragland Engineering Co., an engineering consulting company (now known as CHR Solutions). Mr. Sharbutt served on the board of directors of American Tower Corporation from July 2006 to May 2023. Mr. Sharbutt received a Bachelor of Science degree in electrical engineering from Texas Tech University in 1971.

In connection with his appointment, Mr. Sharbutt will be entitled to receive the Company’s standard compensation for non-employee directors, including 10,000 shares of common stock for service for the fiscal year ending August 31, 2025 and 750 shares of common stock of the Company per month for future service on the Board and an additional 250 shares of common stock per month for each additional committee on which Mr. Sharbutt serves. The foregoing summary is qualified in its entirety by reference to the Offer Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Sharbutt and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Sharbutt and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

On August 28, 2025, the Company issued a press release (the “Press Release”) announcing Mr. Sharbutt’s appointment to the Board. A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated August 26, 2025.
99.1	Press Release, dated August 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: August 28, 2025	By:	/s/ Jonathan Bates
	Name:	Jonathan Bates
	Title:	Chief Executive Officer